THE KAUFMANN FUND, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                              ______________, 2001

      This proxy is being solicited on behalf of the Board of Directors of The Kaufmann Fund, Inc. ("Fund"). The undersigned appoints as proxies [insert names], and each of them (with power of substitution), to vote all the undersigned's shares in the Fund at the Special Meeting of Shareholders to be held on [_____], 2001, at [__] Eastern Time at 140 East 45th Street, New York, New York 10017, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal specified below. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE, PLEASE CALL 1-800-690-6903 TOLL FREE. TO VOTE BY INTERNET, VISIT OUR WEBSITE AT WWW.PROXYVOTE.COM.

      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                     [X] KEEP THIS PORTION FOR YOUR RECORDS


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                       DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                             THE KAUFMANN FUND, INC.

VOTE ON PROPOSAL                                       FOR     AGAINST  ABSTAIN


1.    TO APPROVE OR DISAPPROVE A PROPOSED  AGREEMENT   / /      / /      / /
AND  PLAN OF  REORGANIZATION  BETWEEN  THE  KAUFMANN
FUND  AND  THE  FEDERATED  KAUFMANN  FUND,  A  NEWLY
ORGANIZED SERIES OF FEDERATED EQUITY FUNDS.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE, PLEASE CALL 1-800-690-6903 TOLL FREE. TO VOTE BY INTERNET, VISIT OUR WEBSITE AT WWW.PROXYVOTE.COM.

Please sign exactly as name appears hereon. If shares are held in the name of joint owners, at least one owner must sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

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Signature (owner, trustee, custodian, etc.)       Date